Exhibit 10.15

SERVICES AGREEMENT

This SERVICES AGREEMENT ("Agreement") is entered into as of this 1st day of January, 2017 by and between LM FUNDING, LLC, a Florida limited liability company ("LMF"), and the BUSINESS LAW GROUP, P.A., a Florida professional association ("BLG"), (collectively, the "Parties") and shall terminate and supersede all previous Agreements between the Parties effective as of this date.

RECITALS

WHEREAS, BLG is a Florida professional association that provides legal services to its clients, which include Homeowners Associations ("HOA") and Condominium Associations ("COA") (hereinafter collectively referred to as ("Community Associations");

WHEREAS, an HOA is a corporation responsible for the operation of a community in which the voting membership is made up of owners, and in which membership is a mandatory condition of parcel ownership, and which is authorized to impose assessments that, if unpaid, may become a lien on the parcel;

WHEREAS, a COA is a unit owners' association organized under Florida Statute §718, in which membership is a mandatory condition of unit ownership and which is authorized to impose assessments that, if unpaid, may become a lien on the unit;

WHEREAS, LMF and BLG have agreed herein for BLG to provide collection services to the Community Associations and in some cases to LMF, subject to the rules of professional conduct promulgated by the Florida Bar, and serve as Counsel as further defined in the Purchase Agreements (as defined herein). The legal services provided by BLG to the Community Associations under this Agreement include assisting such clients with the collection of past due accounts from its Delinquent Unit owners;

WHEREAS, LMF pays Community Associations for an assignment of the proceeds of Community Associations' Delinquent Assessments as further defined pursuant to an executed Association Receivables Purchase Agreement ("Purchase Agreement") entered into between LMF and each respective Community Association. LMF is considered a third-party payor for legal services provided to the Community Associations and will pay for services rendered by BLG to collect the Community Associations' Ledger Amounts, Delinquent Assessments, Interest, Administrative Late Fees, as all are further defined by the executed Purchase Agreements, , and to exercise its collection remedies pursuant to the Purchase Agreements.

WHEREAS, LMF maintains a proprietary software system and database of debtor information in order to monitor the collection services on units where LMF has been assigned the Delinquent Assessments and/or Ledger Amounts pursuant to a Purchase Agreement;

WHEREAS, BLG desires to utilize LMF's proprietary software and database systems in order to facilitate collection work on behalf of the Community Associations that have engaged BLG for collection work, as well as Community Associations that have entered into Purchase Agreements with LMF, and BLG has executed a separate Software License Agreement that is incorporated herewith; and

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, it is agreed that:

1.
R_ecita_Is. The statements contained in the recitals set forth above ("Recitals") are true and correct and the Recitals by this reference are made a part of this Agreement.

2.
Commencement. Subject to and upon the terms and conditions set forth in this Agreement, this Agreement shall be deemed effective January 1, 2017 ("Effective Date") and during the term of this Agreement (i) LMF shall provide BLG the services described in the Software License Agreement; (ii) upon request of LMF, BLG shall provide legal services to the Community Associations in accordance with the respective terms and conditions of the Purchase Agreements; and (iii) LMF shall provide BLG with the law related services as set forth herein.

3.
Standard Operations. LMF shall provide law-related services for BLG which shall include, but are not limited to, operational services, document preparation, and accounting services. BLG shall draft form legal documents and upload those documents to LMF's database pursuant to the terms of the Software License Agreement. BLG shall have the ability to select those forms to use and/or edit such forms in any particular case, and shall utilize LMF's Software to populate those forms. LMF shall populate any of those forms as necessary or instructed by BLG. BLG will at all times have the ability to direct LMF's operation with regard to accounts serviced under the Software License Agreement and LMF understands that the services being performed hereunder are law-related and not actual legal services. Proper notification pertaining to the use of a separate entity performing law-related services has been addressed in the Purchase Agreements with the Community Associations and LMF will do its best to maintain the integrity of the relationship between BLG and the Community Associations. For evidentiary purposes, LMF shall be a necessary party to the provision of legal services, and any communications between BLG and LMF about BLG client matters shall be confidential and non-waivable except by the client or an agent of the client acting as their attorney-in-fact.

4.
Scope of Legal Services.

a)
BLG may use the software and database subject to the Software License Agreement on any and all accounts BLG chooses and LMF shall provide BLG the services described herein on such accounts at no cost to BLG.

b)
For Delinquent Unit accounts subject to Purchase Agreements between LMF and Community Associations, BLG shall serve as Counsel as further defined by the respective Purchase Agreements, and shall provide collection related services at the direction of LMF as provided for, and limited by, the Purchase Agreements between LMF and the Community Associations.

c)
The LMF sales staff or LMF's representatives shall provide reasonable support services to BLG with regard to the Delinquent Unit accounts assigned and defined pursuant to Purchase Agreements.

d)
BLG's representation under this Agreement does not extend to any specific members of the Community Associations' Board of Directors. BLG is not obligated to advise or represent Community Associations regarding any additional matters unless BLG agrees to it by separate written retainer agreement with the Community Association, and under the condition that the terms set forth herein will continue to apply.

e)
BLG will take direction from LMF for Delinquent Unit accounts subject to Purchase Agreements, pursuant to the terms of the Purchase Agreements. The Community

Associations have granted this authority to LMF pursuant to an irrevocable Power of Attorney given under the Purchase Agreements between LMF and the Community Associations. LMF will provide BLG, on an annual basis, in writing, with a current list of individuals who have the authority to act on behalf of LMF.

f)
The parties hereto understand and agree that BLG is not a party to any Purchase Agreements between LMF and any such Community Associations.

5.
Charges for Legal Services:

a)
LMF shall pay to BLG an engagement fee for each month in the amount of

$82,000 which shall be earned upon receipt and non-refundable. Regardless of the operational and document preparation responsibilities, all units assigned to or originated by BLG will have legal fees credited to BLG. Prior to the commencement of work on a new matter, or a matter assigned to BLG by LMF, or a matter originated by BLG, whereby LMF is the guarantor/payor pursuant to an Purchase Agreement, and BLG is, or may be seeking payment for its legal fees from LMF, BLG shall advise LMF of its preferred course of action prior to the commencement of work by BLG. At the time the course of action is determined by LMF, LMF and BLG shall agree on the amount, type, and terms of payment for the services rendered. BLG shall defer legal billing until such time a "Triggering Event" occurs. Triggering events are defined as the earlier of any of the following events:

i.
A collection event occurs, which relieves all potential debtors from liability, otherwise concluding the representation;

11. Obtainment of title by LMF or its assigns in a lien foreclosure action;

m. Termination of the representation ofBLG by LMF; or

1v. Ongoing defense of a mortgage foreclosure, whereby LMF or its assigns are the unit owner.

b)
Upon the occurrence of a Triggering Event wherein BLG received no payment from the Delinquent Unit Owner, LMF shall pay to BLG $700. These fees are exclusive of costs as further addressed in Section 6 of this Agreement.

c)
If BLG renders legal services that are not subject to the Purchase Agreements, the Community Associations will be responsible for paying BLG for said legal services and costs not subject to such Purchase Agreement, including those incurred in connection with any work performed by BLG on matters prior to the date this Agreement was executed by the Parties.

6.
Collection Costs. LMF will advance BLG for costs directly associated with the collection of the Community Association accounts subject to Purchase Agreements. Advance able costs include, but are not limited to, court fees, service of process, court reports, publication costs, photocopying, computer research services, filing fees, postage, express mail charges, court reporter fees and transcript charges, courier and messenger services, title insurance guarantee costs, sheriffs fees and costs, guardian ad-litem fees, skip trace fees and costs, and other out-of-pocket expenditures. The Community Associations are legally entitled to collect these and most other costs from the Delinquent Unit owner. Upon collection, BLG shall remit Collection Costs to LMF to the extent such Collection Costs were advanced by LMF. Prior to the Effective Date, LMF advanced sums to BLG for Collection Costs. For Collection Costs collected on LMF accounts purchased prior to the Effective Date, BLG shall remit to LMF a percentage of Collection Costs equal to the Collection Costs multiplied by the fraction the numerator being the Collection Costs expensed by BLG in year a unit was purchased ("Purchase Year") over the amount of Collection Costs advanced in the Purchase Year for the unit. BLG shall remit Collection Costs recovered at least quarterly. BLG will advance other costs including travel and per diem expense and charge these costs to the Delinquent Unit owner.
7.
Recoverable Fees. At all times all Community Associations for whom BLG may provide legal services under this Agreement, shall be liable to BLG for all attorney fees and costs incurred by BLG on their behalf. The Community Associations are legally entitled to recover Attorney's Fees and Costs incurred by them, from the delinquent owner. In every case BLG is engaged pursuant to this Agreement under this Agreement they will seek attorney's fees from the account debtor, which will vary depending upon the extent to which the case is defended or prosecuted, any difficulties encountered delivering the complaint, the extent of any settlement negotiations and the complexity of the legal issues which may arise. If the Community Associations are subject to a third-party payor arrangement as set forth in Section 8 outlined below, the Community Associations will be responsible for attorney's fees that cannot be reimbursed from the delinquent owner pursuant to the Florida Statutes, but LMF will pay those non-recoverable fees on their behalf.

8.
Third-Party Payment for Collection Services. The Community Associations have elected to engage LMF as a third-party payor for specific collection matters on behalf of the Community Associations. In this event, the parties agree that this type of payment arrangement will not direct, regulate, or interfere with BLG' independent professional judgment or with the client-lawyer relationship. In addition, and under the terms of this Agreement and the Purchase Agreements, the Community Associations have authorized BLG to use BLG' independent professional judgment and discretion when making decisions relating to the handling of routine, day-to-day, or merely tactical aspects of their representation. For Delinquent Unit accounts subject to Purchase Agreements, BLG may rely upon the direction of LMF and shall be indemnified and held harmless pursuant to the Purchase Agreements as an agent of the Community Associations.
9.
Conflicts. LMF understands that BLG may represent Community Associations with regard to collection matters outside the scope of this Agreement. LMF agrees that BLG can adequately represent the Community Associations' interest in this matter and does not believe that a conflict of interest exists. BLG warrants that the level of service provided by BLG under this Agreement will not be constrained by other legal commitments and/or business ventures.

10.
Confiden_tia_li,tv. In addition to executing this Agreement, BLG has entered into a Software License Agreement with LMF, a copy of which is attached hereto as Exhibit A. BLG will have access to LMF and its actual and prospective clients' confidential and proprietary information including, but not limited to, client lists, client billing rates and information, client financial and other confidential and proprietary information, LMF's financial information, including, but not limited to, LMF's internal costs and the revenue received from each client, and client records, including, but not limited to, client contract terms, to which BLG did not have access prior to entering into this Agreement or the Software License Agreement, is not generally available to the public, and which is of great value to LMF. BLG agrees that having access to the aforementioned information is critical in order to comply with the terms and conditions of this Agreement and understands that this information is considered attorney-client privilege and subject to the rules governing confidentiality.

11.
Liens on Funds and Other Property Held in Trust. BLG will have a retaining lien over any and all funds deposited into BLG trust accounts, or otherwise held by LMF, including but not limited to deposits and settlement funds, for an amount equivalent to all outstanding attorneys' fees and costs incurred (including any accrued interest) for work performed on any matter for LMF or the Community Associations pursuant to this Agreement. BLG will also have a retaining lien over all property held by it, including, but not limited to, Community Associations' files.

12.
Communications. BLG will strive to maintain clear communication with the Community Associations and LMF. BLG will provide LMF with a contact list and periodic updates on the status of accounts in collections with BLG, and any and all information obtained shall be used in conjunction with BLG' legal representation set forth herein.

13.
Tax Matters. LMF acknowledges that BLG will not render any tax opinions upon which the Community Associations should rely with regard to the Purchase Agreements. BLG shall encourage Community Associations to retain the services of a Certified Public Accountant to handle all tax matters for the Community Associations.

14.
Termination of Legal Services. Community Associations may terminate their engagement of BLG with or without cause at any time and will give BLG prompt written notice of the same. BLG may terminate the engagement with the Community Associations for any reason not prohibited by the Florida Rules of Professional Conduct governing Attorneys. Such reasons may include: conflicts of interest; misrepresentation of (or failure to disclose) any material facts; or any other conduct or situation that in BLG's judgment may impair an effective attorney-client relationship or presents conflicts with its professional responsibilities.

15.
Termination of Agreement. This Agreement will commence upon the Effective Date and continue until terminated by either party upon 30 days written notice. Upon termination, all accrued amounts contained on unit ledgers will be owed to the Parties hereto as described in this Agreement and payable upon collection by BLG. It is the intent of LMF that termination shall result in no additional Delinquent Unit accounts being referred to BLG as collection Counsel under any Purchase Agreement. With respect to accounts subject to this Agreement, all services and economic benefits of this Agreement after termination will continue in an orderly fashion until all accounts subject to this Agreement are paid in full or a formal termination agreement is entered into by the Parties.

16.
Indemnification between LMF and BLG.

(a)
Indemnification by BLG. BLG agrees to indemnify LMF, its affiliates and their respective directors, officers, agents, employees, affiliates and successors against, any and all losses, liabilities, obligations, demands, claims, actions, cause of actions, costs, damages, deficiencies, taxes, penalties, fines or expenses, whether or not arising out of third-party claims (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses, court costs and all amounts paid in investigation, defense or settlement of any of the foregoing) arising or resulting from (i) any breach of this Agreement by BLG, or (ii) the negligence, gross negligence or willful misconduct of BLG in providing legal services.

(b)
Indemnification by LMF. LMF agrees to indemnify BLG, its affiliates and their respective directors, officers, agents, employees, affiliates and successors against, any and all losses, liabilities, obligations, demands, claims, actions, cause of actions, costs, damages, deficiencies, taxes, penalties, fines or expenses, whether or not arising out of third-party claims (including, without limitation, interest, penalties, reasonable attorney fees and expenses, court costs and all amounts paid in investigation, defense or settlement of any of the foregoing) arising or resulting from (i) any breach of this Agreement by LMF or (ii) the negligence, gross negligence or willful misconduct of LMF in providing support services.

17.
Dispute Resolution. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Florida, without regard to conflicts of law principles. The Parties voluntarily consent to the jurisdiction of the State and Federal Courts in the State of Florida

for resolution of all claims that may arise under or related to this Agreement.

The Parties further agree and consent that venue of any action hereunder shall be exclusively in the county of Hillsborough, State of Florida. The prevailing party in any action to enforce the terms of this Agreement shall be entitled to attorney's fees for the action, from investigation through appeal.

18.
Retention of Legal Files. BLG agrees to keep the Community Associations' legal files in accordance with its then existing document retention policy. At the end of the retention period, BLG may destroy the files unless the Community Associations or LMF requests possession of them. If applicable, trust account records will be retained longer as required.

19.
Notice_s_. All notices or other communications required or permitted hereunder shall be deemed to have been duly given and made if (a) in writing and served by personal delivery upon the party for whom it is intended or (b) delivered by registered mail, certified mail, courier service, or telecopier, return receipt received, to the following addresses:

Ifto BLG:

Ifto LMF:

11

Business Law Group, P.A.

302 Knights Run Avenue, Suite 1050

Tampa, FL 33606

Attn: Scott C. Davis, Esq.

LM Funding, LLC

302 Knights Run Avenue, Suite 1000

Tampa, Florida 33602

Attn: Bruce M. Rodgers, CEO

12

20.
Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to its subject matter and supersedes any prior or contemporaneous agreement or understanding between the Parties. Unless otherwise agreed between us in writing, BLG, LMF agree and consent to these terms. No change, amendment, supplement or modification of this Agreement shall be valid unless the same is in writing and signed by the Parties hereto.

21.
Counterparts. This Agreement may be executed in counterparts, each of which will constitute an original, and all of which will constitute one agreement.

22.
Headin . The section headings in this Agreement are solely for convenience of reference and shall not affect the interpretation or construction of the terms and provisions hereof.

13

The undersigned hereby acknowledge that the Parties have executed and entered into this Agreement as of the Effective Date first written above.

LM FUNDING, LLC

By LM Funding America, Inc. Its Manager

/s/s Bruce Rodgers

Bruce M. Rodgers, CEO

BUSINESS LAW GROUP, P.A.

/s/ Scott Davis

SCOTT C. DAVIS, PRESIDENT

Exhibit A

Copy of the Software License Agreement

AMENDMENT

TO

SERVICES AGREEMENT

This AMENDMENT TO SERVICES AGREEMENT (“Amendment”) is entered into as of this 1st day of February 1, 2022, by and between LM FUNDING, LLC, a Florida limited liability company (“LMF”), and BLG Association Law, PLLC, a Florida professional limited liability company (“New BLG”) and successor in interest to BUSINESS LAW GROUP, P.A., a Florida professional association (“Old BLG”), (collectively, the “Parties”). This Amendment amends the Agreement by and between Old BLG and LMF dated April 15, 2015, as amended (“Agreement”) and assigned to New BLG on February 1, 2022.

RECITALS

WHEREAS, on February 1, 2022, Old BLG assigned all of its assets to New BLG and New BLG has assumed all of the liabilities of Old BLG;

WHEREAS, LMF has conditioned its consent to the Assignment of the Agreement upon New BLG agreeing to the amended terms and conditions contained herein; and

WHEREAS, LMF and New BLG have agreed herein for New BLG to provide collection services to the Community Associations and in some cases to LMF, subject to the rules of professional conduct promulgated by the Florida Bar, and serve as Counsel as further defined in the Purchase Agreements (as defined herein). The legal services provided by New BLG to the Community Associations under this Agreement include assisting such clients with the collection of past due accounts from its Delinquent Unit owners;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, it is agreed that:

1. Recitals. The statements contained in the recitals set forth above (“Recitals”) are true and correct and the Recitals by this reference are made a part of this Agreement. All defined terms not defined herein shall have the same meaning as set forth in the Agreement.

2. Commencement. Subject to and upon the terms and conditions set forth in this Amendment, this Amendment shall be deemed effective and relate back to February 1, 2022 (“Effective Date”).

3. Amendment. Section 5 of the Agreement is deleted in its entirety and amended and restated as follows:

5. Charges for Legal Services:

a) LMF shall pay to New BLG an engagement fee for each month in the amount of $53,000 which shall be earned upon receipt and non-refundable. Regardless of the operational and document preparation responsibilities, all units assigned to or originated by New BLG will have legal fees credited to New BLG. Prior to the commencement of work on a new matter, or a matter assigned to New BLG by LMF, or a matter originated by New BLG, whereby LMF is the guarantor/payor pursuant to a Purchase Agreement, and New BLG is, or may be seeking payment for its legal fees from LMF, New BLG shall advise LMF of its preferred course of action prior to the commencement of work by New BLG. At the time the course of action is determined by LMF, LMF and New BLG shall agree on the amount, type, and terms of payment for the services rendered. New BLG shall defer legal billing until such time a “Triggering Event” occurs. Triggering events are defined as the earlier of any of the following events:

i. A collection event occurs, which relieves all potential debtors from liability, otherwise concluding the representation;

ii. Obtainment of title by LMF or its assigns in a lien foreclosure action;

iii. Termination of the representation of New BLG by LMF; or

iv. Ongoing defense of a mortgage foreclosure, whereby LMF or its assigns are the unit owner.

b) Upon the occurrence of a Triggering Event wherein New BLG received no payment from the Delinquent Unit Owner, LMF shall pay to New BLG $700. These fees are exclusive of costs as further addressed in Section 6 of this Agreement.

c) If New BLG renders legal services that are not subject to the Purchase Agreements, the Community Associations will be responsible for paying BLG for said legal services and costs not subject to such Purchase Agreement, including those incurred in connection with any work performed by BLG on matters prior to the date this Agreement was executed by the Parties.

4. Notices. All notices or other communications required or permitted hereunder shall be deemed to have been duly given and made if (a) in writing and served by personal delivery upon the party for whom it is intended or (b) delivered by registered mail, certified mail, courier service, or telecopier, return receipt received, to the following addresses:

If to BLG:	BLG Association Law, PLLC 1200 W. Platt St., Suite 1000 Tampa, FL 33606 Attn: Jacob Bair, Esq.

If to LMF:	LM Funding, LLC 1200 W. Platt St., Suite 1010 Attn: Bruce M. Rodgers, President

5. Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement of the Parties with respect to its subject matter and supersedes any prior or contemporaneous agreement or understanding between the Parties. Unless otherwise agreed between us in writing, New BLG, LMF agree and consent to these terms. No change, amendment, supplement or modification of this Agreement shall be valid unless the same is in writing and signed by the Parties hereto.

6. Counterparts. This Amendment may be executed in counterparts, each of which will constitute an original, and all of which will constitute one agreement.

7. Headings. The section headings in this Agreement are solely for convenience of reference and shall not affect the interpretation or construction of the terms and provisions hereof.

9

The undersigned hereby acknowledge that the Parties have executed and entered into this Agreement as of the Effective Date first written above.

LM FUNDING, LLC

/s/ Bruce Rodgers
Bruce M. Rodgers, President

BLG ASSOCIATION LAW, PLLC

/s/ Jacob Bair
Jacob Bair, Manager

AMENDMENT

TO

SERVICES AGREEMENT

This AMENDMENT TO SERVICES AGREEMENT (“Amendment”) is entered into as of this 1st day of February 1, 2022, by and between LM FUNDING, LLC, a Florida limited liability company (“LMF”), and BLG Association Law, PLLC, a Florida professional limited liability company (“New BLG”) and successor in interest to BUSINESS LAW GROUP, P.A., a Florida professional association (“Old BLG”), (collectively, the “Parties”). This Amendment amends the Agreement by and between Old BLG and LMF dated April 15, 2015, as amended (“Agreement”) and assigned to New BLG on February 1, 2022.

RECITALS

WHEREAS, on February 1, 2022, Old BLG assigned all of its assets to New BLG and New BLG has assumed all of the liabilities of Old BLG;

WHEREAS, LMF has conditioned its consent to the Assignment of the Agreement upon New BLG agreeing to the amended terms and conditions contained herein; and

WHEREAS, LMF and New BLG have agreed herein for New BLG to provide collection services to the Community Associations and in some cases to LMF, subject to the rules of professional conduct promulgated by the Florida Bar, and serve as Counsel as further defined in the Purchase Agreements (as defined herein). The legal services provided by New BLG to the Community Associations under this Agreement include assisting such clients with the collection of past due accounts from its Delinquent Unit owners;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, it is agreed that:

1. Recitals. The statements contained in the recitals set forth above (“Recitals”) are true and correct and the Recitals by this reference are made a part of this Agreement. All defined terms not defined herein shall have the same meaning as set forth in the Agreement.

2. Commencement. Subject to and upon the terms and conditions set forth in this Amendment, this Amendment shall be deemed effective and relate back to January 1, 2024 (“Effective Date”).

3. Amendment. Section 5 of the Agreement is deleted in its entirety and amended and restated as follows:

5. Charges for Legal Services:

a) LMF shall pay to New BLG an engagement fee for each month in the amount of $43,000 which shall be earned upon receipt and non-refundable. Regardless of the operational and document preparation responsibilities, all units assigned to or originated by New BLG will have legal fees credited to New BLG. Prior to the commencement of work on a new matter, or a matter assigned to New BLG by LMF, or a matter originated by New BLG, whereby LMF is the guarantor/payor pursuant to a Purchase Agreement, and New BLG is, or may be seeking payment for its legal fees from LMF, New BLG shall advise LMF of its preferred course of action prior to the commencement of work by New BLG. At the time the course of action is determined by LMF, LMF and New BLG shall agree on the amount, type, and terms of payment for the services rendered. New BLG shall defer legal billing until such time a “Triggering Event” occurs. Triggering events are defined as the earlier of any of the following events:

i. A collection event occurs, which relieves all potential debtors from liability, otherwise concluding the representation;

ii. Obtainment of title by LMF or its assigns in a lien foreclosure action;

iii. Termination of the representation of New BLG by LMF; or

iv. Ongoing defense of a mortgage foreclosure, whereby LMF or its assigns are the unit owner.

b) Upon the occurrence of a Triggering Event wherein New BLG received no payment from the Delinquent Unit Owner, LMF shall pay to New BLG $700. These fees are exclusive of costs as further addressed in Section 6 of this Agreement.

c) If New BLG renders legal services that are not subject to the Purchase Agreements, the Community Associations will be responsible for paying BLG for said legal services and costs not subject to such Purchase Agreement, including those incurred in connection with any work performed by BLG on matters prior to the date this Agreement was executed by the Parties.

4. Notices. All notices or other communications required or permitted hereunder shall be deemed to have been duly given and made if (a) in writing and served by personal delivery upon the party for whom it is intended or (b) delivered by registered mail, certified mail, courier service, or telecopier, return receipt received, to the following addresses:

If to BLG:	BLG Association Law, PLLC 1200 W. Platt St., Suite 1000 Tampa, FL 33606 Attn: Jacob Bair, Esq.

If to LMF:	LM Funding, LLC 1200 W. Platt St., Suite 1010 Attn: Bruce M. Rodgers, President

5. Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement of the Parties with respect to its subject matter and supersedes any prior or contemporaneous agreement or understanding between the Parties. Unless otherwise agreed between us in writing, New BLG, LMF agree and consent to these terms. No change, amendment, supplement or modification of this Agreement shall be valid unless the same is in writing and signed by the Parties hereto.

6. Counterparts. This Amendment may be executed in counterparts, each of which will constitute an original, and all of which will constitute one agreement.

7. Headings. The section headings in this Agreement are solely for convenience of reference and shall not affect the interpretation or construction of the terms and provisions hereof.

9

The undersigned hereby acknowledge that the Parties have executed and entered into this Agreement as of the Effective Date first written above.

LM FUNDING, LLC

/s/ Richard Russell
Richard Russell, CFO

BLG ASSOCIATION LAW, PLLC

/s/ Jacob Bair
Jacob Bair, Manager